EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS FIRST QUARTER 2017 RESULTS

Consolidated Revenues of $1.77 Billion, GAAP Income from Continuing Operations of $9 Million(1), GAAP Diluted Loss Per Share from Continuing Operations of $0.07(1) and EBITDAR of $202 Million(2) in the First Quarter

Core EBITDAR of $218 Million(3) and Core Diluted EPS from Continuing Operations of $0.04(3) in the First Quarter, including $0.03 EPS negative impact from 2017 Change in GAAP(4)

Solid Start to Year - Company Reaffirms Full Year Outlook for 2017 and 2018

LOUISVILLE, Ky. (May 3, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2017.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are pleased to report progress in the first quarter of 2017, as evidenced by strong growth in our home health, hospice and inpatient rehabilitation businesses and continued advancement by our Hospital Division in its second full quarter under long-term acute care (“LTAC”) patient criteria. Furthermore, we are reaffirming our expectations for 2017 and 2018.”

Mr. Breier continued, “In the first quarter, we delivered very encouraging sequential and year-over-year improvement in our Kindred at Home Division, with strong same-store volume growth in both our home health and hospice businesses. Combined with a sequential reduction of labor costs in the first quarter, we returned to historic growth levels and delivered results in line with our 2017 expectations.”

“Our Hospital Division continued to advance our multi-pronged LTAC patient criteria mitigation strategy in the first quarter. Our successful execution is reflected in the exceptional growth of the Hospital Division’s same-hospital non-government admissions, a key element of our LTAC mitigation strategy that helped offset light Medicare volumes. We also continue to make progress in reducing patients’ length of stay through our efforts to eliminate avoidable clinical delays. We remain confident that our mitigation strategies will offset at least half of the expected run-rate impact of LTAC patient criteria by year-end,” remarked Mr. Breier.

Mr. Breier added, “Since announcing our transformative initiative to divest our skilled nursing center business, our Nursing Center Division has maintained high standards of care while delivering stable operating results. We continue to make progress on our nursing center divestiture and remain focused on completing an accretive, value-enhancing transaction by year end.”

Mr. Breier concluded, “On behalf of Kindred’s entire leadership team, I am proud to share that our recently completed 2017 Quality, Innovation and Social Responsibility Report demonstrates another year of outperforming quality benchmarks and success in sending more patients home with better outcomes. We continue to deliver innovative post-acute solutions while building and deepening our relationships with key partners. Our clinical excellence, national reach, and innovative use of technology and data enable the development of new products that create value for all of our stakeholders, including our shareholders, payors and partners.”

(1)	Results reflect after-tax costs of $9.8 million or $0.11 per diluted share related to restructuring costs and impairment charges.
(2)	Results reflect pre-tax costs of $15.4 million related to restructuring costs and impairment charges. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and rent. See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 13.
(3)	See reconciliation of GAAP results to non-GAAP results beginning on page 13. During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.
(4)	Effective January 1, 2017, GAAP requires book to tax differences associated with stock-based compensation to be recorded to the provision for income taxes in the statement of operations rather than the statement of stockholders’ equity, which resulted in a $2.3 million or $0.03 per diluted share negative Core impact for the first quarter of 2017. There is no income tax provision impact (on a net provision basis) under GAAP reporting due to the deferred tax valuation allowance.

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

All financial and statistical information included in this earnings release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Consolidated Results(1):

•	Consolidated revenues were $1.77 billion, a 3.8% year-over-year decrease, primarily attributable to the impact of the transition to LTAC patient criteria and the sale or closure of 15 LTAC hospitals in the second half of 2016. GAAP income from continuing operations was $8.8 million compared to $25.8 million in the same period a year ago, primarily due to the impact of LTAC patient criteria and an increase in restructuring costs. Core EBITDAR declined to $217.8 million compared to $245.2 million in the same period of 2016, primarily due to LTAC patient criteria and the sale or closure of 15 LTAC hospitals noted above.

•	GAAP operating cash flows were a deficit of $92.6 million compared to a deficit of $130.4 million for the same period a year ago. Core operating cash flows were a deficit of $71.7 million compared to $1.0 million for the same period a year ago. Core free cash flows were a deficit of $109.4 million compared to a deficit of $33.4 million in the same period a year ago. GAAP operating cash flows improved in the first quarter of 2017 primarily due to a reduction in litigation settlements, including a $126 million litigation payment made in the first quarter of 2016. The decrease in core operating and core free cash flows was primarily attributable to an additional payroll of approximately $40 million, LTAC patient criteria and an increase in net working capital in the first quarter of 2017 compared to the prior year period.

•	GAAP diluted loss per share from continuing operations was $0.07 as compared to GAAP diluted earnings per share (“EPS”) from continuing operations of $0.15 a year ago. This decrease was primarily attributable to LTAC patient criteria and an increase in restructuring charges in the first quarter of 2017. Core diluted EPS from continuing operations was $0.04 as compared to $0.24 a year ago. The decline in core diluted EPS was primarily attributable to LTAC patient criteria and a $2.3 million, or $0.03 per diluted share, increase in the provision for income taxes due to an accounting rule change effective January 1, 2017 that requires book to tax differences associated with stock-based compensation to be recorded to the provision for income taxes in the statement of operations rather than the statement of stockholders’ equity.

First Quarter Segment Results(1)(2):

Our Kindred at Home Division, which comprises the Company’s home health, hospice, community care and home-based primary care businesses, recorded first quarter revenues that increased 3.9% over the prior year period to $630.2 million. On a same-store basis, home health episodic admissions grew 4.3% (5.4% increase excluding the impact of the extra leap year day in the first quarter of 2016 (“leap year adjusted”)) and hospice admissions grew 3.9% (5.1% increase leap year adjusted) over the prior year period. Both Segment EBITDAR and Core EBITDAR were relatively flat in the first quarter of 2017 compared to the prior year period. On a sequential basis for both Segment EBITDAR and Core EBITDAR, home health direct labor costs per visit declined 3.7% and hospice direct labor costs per patient day were relatively flat in the first quarter of 2017 compared to the fourth quarter of 2016.

Kindred’s Hospital Division first quarter revenues declined to $540.3 million from $643.3 million in the prior year period primarily due to the impact of LTAC patient criteria, a 1.8% decline in same-hospital admissions (0.7% decline leap year adjusted) compared to last year and the sale or closure of 15 LTAC hospitals in the second half of 2016, which contributed approximately $63 million of revenue in the first quarter of 2016. Same-hospital non-government admissions increased 9.1% (10.3% increase leap year adjusted) in the first quarter of 2017 compared to the prior year period. Sequentially, same-hospital admissions increased 4.6%, non-government admissions increased 8.7% and same-hospital census improved 5.0% as compared to the fourth quarter of 2016. For the first quarter of 2017, approximately 86% (90% excluding Texas LTAC hospitals) of same-hospital revenue came from compliant patients, which include all patients except Medicare site neutral patients, down from 89% (92% excluding Texas LTAC hospitals) in the fourth quarter of 2016. Importantly, same-hospital compliant admissions grew 3.9% to 8,401 in the first quarter of 2017 from 8,087 compliant admissions in the fourth quarter of 2016. Segment EBITDAR and Core EBITDAR in the Hospital Division for the first quarter both declined to $91.2 million from $135.5 million a year ago, primarily due to the impact of LTAC patient criteria, increases in labor and other costs, and the sale or closure of 15 LTAC hospitals noted above, which contributed approximately $8 million of EBITDAR in the first quarter of 2016.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 13. During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.
(2)	See same-hospital and full segment data on pages 8 through 12.

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Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

First Quarter Segment Results(1)(2)(Continued):

Kindred Rehabilitation Services (“KRS”) Division, which comprises the Company’s hospital-based rehabilitation segment, increased first quarter revenues by 1.8% to $376.8 million as compared to $370.0 million in the prior year period. Segment EBITDAR and Core EBITDAR for KRS both increased 3.6% to $62.0 million as compared to $59.9 million in the prior year period. The Kindred Hospital Rehabilitation Services segment achieved strong revenue growth of 6.7% to $176.8 million, and Segment EBITDAR and Core EBITDAR both grew to $51.4 million, an increase of 7.4% compared to the same period a year ago, as a result of the development of new inpatient rehabilitation facilities (“IRFs”) and a 2.3% increase (3.4% increase leap year adjusted) in same-IRF discharges. RehabCare revenues declined 2.1% to $200.0 million for the first quarter, while first quarter Segment EBITDAR and Core EBITDAR both decreased to $10.6 million as compared to $12.0 million, all relative to the prior year period, primarily due to the reduction in sites of service, declines in customer census and average wage rate pressure. Sequentially, RehabCare Segment EBITDAR and Core EBITDAR grew from $5.6 million in the fourth quarter of 2016 to $10.6 million in the first quarter of 2017.

Kindred’s Nursing Center Division first quarter revenues were up slightly to $272.8 million, due to a 2.2% increase in revenue per patient day partially offset by an overall average daily census decline of 0.9% and Medicare length of stay contraction of 5.3%, both as compared to the prior year period. Segment EBITDAR and Core EBITDAR in the first quarter both increased 5.4% to $31.7 million from $30.1 million a year ago, as a result of an increase in revenue per patient day and improved cost efficiencies.

2017 Outlook(3)

All forward-looking non-GAAP financial measures used to provide “2017 Outlook” and “2018 Outlook” (collectively “Outlook”) are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.

The Company’s Outlook does not take into account the effect of any reimbursement changes, any further acquisitions or divestitures, and any further issuances or repurchases of common stock.

For the 2017 Outlook, Kindred reaffirms:

•	Annual revenues of $7.2 billion, with a range of $7.1 billion to $7.3 billion.

•	Core EBITDAR of $930 million, with a range of $910 million to $950 million.

•	Core diluted EPS from continuing operations of $0.55, with a range of $0.40 to $0.70 per share(4).

For the second quarter of 2017, Kindred expects Core EBITDAR of approximately $225 million to $240 million, and Core diluted EPS from continuing operations of approximately $0.10 to $0.20.

The 2017 Outlook assumes the Company’s skilled nursing facility business is operated for the entire year. For accounting purposes, this business may qualify as a discontinued operation prior to the completion of the divestiture. At the time the skilled nursing facility business qualifies as a discontinued operation, the Company will be required to recast its historical operating results from continuing operations to exclude the business for all periods presented. Kindred will also update its 2017 Outlook during the quarter in which the recasting occurs.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 13. During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.
(2)	See same-hospital and full segment data on pages 8 through 12.
(3)	See Forward-Looking Statements beginning on page 13.
(4)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2017 of 88.5 million shares.

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Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

2018 Outlook(1)

Kindred’s planned divestiture of its skilled nursing facilities will significantly impact the Company’s reported results, reducing revenues and expenses, and is expected to increase profitability.

For the 2018 Outlook, Kindred reaffirms:

•	Annual revenues of approximately $6.3 billion.

•	Core EBITDAR of approximately $840 million.

•	Core diluted EPS from continuing operations of approximately $0.80(2).

Please note that all of these items represent midpoint estimates that the Company expects to update over time, and these estimates assume that Kindred completes its skilled nursing facilities exit prior to the start of 2018.

Cash Flow

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, noted, “Operating cash flows for the first quarter, which are typically lower than in other quarters of the year, were in line with our expectations, and, as noted above, included the impact of an extra payroll of approximately $40 million compared to the prior year quarter, LTAC patient criteria and typical fluctuations in working capital. As previously discussed, once we complete the sale of our skilled nursing facility business and with our continued progress in 2017 mitigating LTAC patient criteria, we expect Kindred’s cash flow in 2018 to return to historical levels of roughly $300 million per year in core operating cash flows. Core free cash flows, which have been approximately half of core operating cash flows, will benefit from reductions in capital expenditures and noncontrolling interests that will result from our exit from the skilled nursing facility business.”

Conference Call

As previously announced, investors and the general public may access a live webcast of the first quarter 2017 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on May 4 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on May 4 by dialing (719) 457-0820, access code: 8925579. The replay will be available through May 14.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 13 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(3). At March 31, 2017, Kindred through its subsidiaries had approximately 100,100 employees providing healthcare services in 2,624 locations in 46 states, including 82 LTAC hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 19 sub-acute units, 619 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,693 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	See Forward-Looking Statements beginning on page 13.
(2)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2018 of 90.0 million shares.
(3)	Revenues for the last twelve months ended March 31, 2017.

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Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2017	2016
Revenues	$1,768,396	$1,837,971

Salaries, wages and benefits	931,880	926,214
Supplies	90,186	99,416
Rent	95,612	97,517
Other operating expenses	205,483	214,701
General and administrative expenses	323,236	353,826
Other income	(228)	(952)
Litigation contingency expense	—	1,910
Impairment charges	1,157	7,788
Restructuring charges	16,172	1,952
Depreciation and amortization	34,960	40,681
Interest expense	59,334	57,499
Investment income	(527)	(254)

	1,757,265	1,800,298

Income from continuing operations before income taxes	11,131	37,673
Provision for income taxes	2,302	11,836

Income from continuing operations	8,829	25,837
Discontinued operations, net of income taxes:
Income (loss) from operations	387	(582)
Gain on divestiture of operations	—	262

Income (loss) from discontinued operations	387	(320)

Net income	9,216	25,517
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(14,965)	(12,514)
Discontinued operations	1	(2)

	(14,964)	(12,516)

Income (loss) attributable to Kindred	$(5,748)	$13,001

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(6,136)	$13,323
Income (loss) from discontinued operations	388	(322)

Net income (loss)	$(5,748)	$13,001

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.07)	$0.15
Discontinued operations:
Income (loss) from operations	—	—
Gain on divestiture of operations	—	—

Income (loss) from discontinued operations	—	—

Net income (loss)	$(0.07)	$0.15

Diluted:
Income (loss) from continuing operations	$(0.07)	$0.15
Discontinued operations:
Income (loss) from operations	—	—
Gain on divestiture of operations	—	—

Income (loss) from discontinued operations	—	—

Net income (loss)	$(0.07)	$0.15

Shares used in computing earnings (loss) per common share:
Basic	87,085	86,590
Diluted	87,085	87,249
Cash dividends declared and paid per common share	$0.12	$0.12

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$116,913	$137,061
Insurance subsidiary investments	110,872	108,966
Accounts receivable less allowance for loss	1,246,855	1,172,078
Inventories	24,701	24,673
Income taxes	7,776	10,067
Other	66,899	63,693

	1,574,016	1,516,538

Property and equipment	2,014,453	2,026,430
Accumulated depreciation	(1,158,911)	(1,147,844)

	855,542	878,586

Goodwill	2,427,074	2,427,074
Intangible assets less accumulated amortization	783,020	790,235
Insurance subsidiary investments	201,115	204,929
Other	303,842	295,362

Total assets	$6,144,609	$6,112,724

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$179,151	$203,925
Salaries, wages and other compensation	378,805	397,486
Due to third party payors	34,481	41,320
Professional liability risks	66,073	65,284
Other accrued liabilities	241,387	269,736
Long-term debt due within one year	24,828	27,977

	924,725	1,005,728

Long-term debt	3,344,511	3,215,062
Professional liability risks	300,773	295,311
Deferred tax liabilities	202,867	201,808
Deferred credits and other liabilities	354,277	353,294
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 85,691 shares - March 31, 2017 and 85,166 shares - December 31, 2016	21,423	21,291
Capital in excess of par value	1,700,748	1,710,231
Accumulated other comprehensive income	3,444	1,573
Accumulated deficit	(926,292)	(920,544)

	799,323	812,551
Noncontrolling interests	218,133	228,970

Total equity	1,017,456	1,041,521

Total liabilities and equity	$6,144,609	$6,112,724

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$9,216	$25,517
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	30,300	33,957
Amortization of intangible assets	4,660	6,826
Amortization of stock-based compensation costs	3,132	4,404
Amortization of deferred financing costs	4,132	3,567
Payment of lender fees related to debt amendment	(5,403)	—
Provision for doubtful accounts	11,218	11,725
Deferred income taxes	1,227	11,496
Impairment charges	1,157	7,788
Gain on divestiture of discontinued operations	—	(262)
Other	6,050	303
Change in operating assets and liabilities:
Accounts receivable	(85,833)	(87,892)
Inventories and other assets	(4,457)	(5,232)
Accounts payable	(24,497)	(10,621)
Income taxes	2,291	146
Due to third party payors	(6,839)	(4,843)
Other accrued liabilities	(38,992)	(127,219)

Net cash used in operating activities	(92,638)	(130,340)

Cash flows from investing activities:
Routine capital expenditures	(11,941)	(18,106)
Development capital expenditures	(5,439)	(10,019)
Acquisitions, net of cash acquired	(3,150)	(26,339)
Acquisition deposits	—	18,489
Sale of assets	—	1,081
Purchase of insurance subsidiary investments	(22,308)	(32,841)
Sale of insurance subsidiary investments	18,699	30,890
Net change in insurance subsidiary cash and cash equivalents	6,412	9,958
Net change in other investments	29	(33,981)
Other	154	(1,919)

Net cash used in investing activities	(17,544)	(62,787)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	478,600	533,700
Repayment of borrowings under revolving credit	(343,400)	(303,100)
Proceeds from other long-term debt	—	750
Repayment of term loan	(3,509)	(3,003)
Repayment of other long-term debt	(284)	(280)
Payment of deferred financing costs	(79)	(151)
Payment of dividend for mandatory redeemable preferred stock	(3,010)	(2,801)
Dividends paid	(10,228)	(10,068)
Contributions made by noncontrolling interests	—	4,368
Distributions to noncontrolling interests	(25,801)	(16,315)
Purchase of noncontrolling interests	—	(1,000)
Payroll tax payments for equity awards issuance	(2,255)	(2,649)

Net cash provided by financing activities	90,034	199,451

Change in cash and cash equivalents	(20,148)	6,324
Cash and cash equivalents at beginning of period	137,061	98,758

Cash and cash equivalents at end of period	$116,913	$105,082

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

	2016 Quarters					First Quarter	First quarter % change v.
	First	Second	Third	Fourth	Year	2017	prior year
Condensed consolidated income statement data:
GAAP presentation:
Revenues	$1,837,971	$1,842,070	$1,793,527	$1,745,951	$7,219,519	$1,768,396	(3.8)
Operating expenses	1,604,855	1,591,898	1,986,221	1,558,329	6,741,303	1,567,886	(2.3)
Rent	97,517	100,093	98,415	94,509	390,534	95,612	(2.0)
Depreciation and amortization	40,681	40,257	40,382	38,082	159,402	34,960	(14.1)
Interest, net	57,245	57,559	58,052	58,629	231,485	58,807	2.7

Income (loss) from continuing operations before income taxes	37,673	52,263	(389,543)	(3,598)	(303,205)	11,131	(70.5)
Provision (benefit) for income taxes	11,836	17,882	281,752	2,860	314,330	2,302	(80.6)

Income (loss) from continuing operations	25,837	34,381	(671,295)	(6,458)	(617,535)	8,829	(65.8)
Noncontrolling interests	(12,514)	(13,522)	(14,305)	(13,261)	(53,602)	(14,965)	19.6

Net income (loss) attributable to Kindred	$13,323	$20,859	$(685,600)	$(19,719)	$(671,137)	$(6,136)	(146.1)

Diluted EPS	$0.15	$0.23	$(7.89)	$(0.23)	$(7.73)	$(0.07)	(146.7)
Diluted shares	87,249	87,500	86,869	86,904	86,800	87,085	(0.2)

Core presentation (a):
EBITDAR	$245,209	$267,543	$217,596	$214,928	$945,276	$217,839	(11.2)
Rent	97,517	100,093	98,143	94,509	390,262	95,612	(2.0)
Provision for income taxes	16,013	21,335	3,901	3,262	44,511	9,837	(38.6)
Net income attributable to Kindred	21,239	33,761	2,525	7,185	64,710	3,658	(82.8)
Core diluted EPS	$0.24	$0.38	$0.03	$0.08	$0.72	$0.04	(83.3)
Diluted shares	87,249	87,500	87,529	87,641	87,491	87,744	0.6

Revenues by segment:
Kindred at Home:
Home health	$430,035	$438,556	$449,958	$444,073	$1,762,622	$450,831	4.8
Hospice	176,426	185,641	188,575	186,161	736,803	179,378	1.7

	606,461	624,197	638,533	630,234	2,499,425	630,209	3.9
Hospital division	643,299	633,695	575,323	530,746	2,383,063	540,280	(16.0)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	165,774	169,815	169,018	170,041	674,648	176,812	6.7
RehabCare	204,248	196,075	192,480	191,489	784,292	200,031	(2.1)

	370,022	365,890	361,498	361,530	1,458,940	376,843	1.8
Nursing center division	272,227	272,395	270,259	273,055	1,087,936	272,845	0.2

	1,892,009	1,896,177	1,845,613	1,795,565	7,429,364	1,820,177	(3.8)
Eliminations	(54,038)	(54,107)	(52,086)	(49,614)	(209,845)	(51,781)	(4.2)

	$1,837,971	$1,842,070	$1,793,527	$1,745,951	$7,219,519	$1,768,396	(3.8)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 13. During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2016 Quarters					First Quarter	First quarter % change v.
	First	Second	Third	Fourth	Year	2017	prior year
Segment EBITDAR:
Kindred at Home:
Home health	$66,941	$76,030	$75,073	$61,487	$279,531	$63,750	(4.8)
Hospice	24,866	31,329	31,326	28,805	116,326	27,581	10.9

	91,807	107,359	106,399	90,292	395,857	91,331	(0.5)
Hospital division	135,495	125,932	82,752	91,892	436,071	91,169	(32.7)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	50,469	49,470	49,314	197,123	51,403	7.4
RehabCare	11,987	13,269	9,248	5,578	40,082	10,609	(11.5)

	59,857	63,738	58,718	54,892	237,205	62,012	3.6
Nursing center division	30,100	33,662	29,922	33,658	127,342	31,718	5.4

Core EBITDAR by segment (a):
Kindred at Home:
Home health	$65,803	$75,859	$75,073	$61,185	$277,920	$63,750	(3.1)
Hospice	24,866	31,329	31,326	27,668	115,189	27,581	10.9

	90,669	107,188	106,399	88,853	393,109	91,331	0.7
Hospital division	135,495	125,932	82,752	91,262	435,441	91,169	(32.7)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	50,469	49,470	49,314	197,123	51,403	7.4
RehabCare	11,987	13,269	9,248	5,578	40,082	10,609	(11.5)

	59,857	63,738	58,718	54,892	237,205	62,012	3.6
Nursing center division	30,100	33,662	29,922	33,658	127,342	31,718	5.4
Support center	(69,945)	(62,625)	(58,463)	(53,350)	(244,383)	(58,391)	(16.5)
Litigation contingency expense	(885)	(180)	—	—	(1,065)	—
Transaction costs	(82)	(172)	(1,732)	(387)	(2,373)	—

	$245,209	$267,543	$217,596	$214,928	$945,276	$217,839	(11.2)

EBITDAR margin by segment:
Kindred at Home:
Home health	15.6	17.3	16.7	13.8	15.9	14.1	(1.5)
Hospice	14.1	16.9	16.6	15.5	15.8	15.4	1.3
Kindred at Home	15.1	17.2	16.7	14.3	15.8	14.5	(0.6)
Hospital division	21.1	19.9	14.4	17.3	18.3	16.9	(4.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.9	29.7	29.3	29.0	29.2	29.1	0.2
RehabCare	5.9	6.8	4.8	2.9	5.1	5.3	(0.6)
Kindred Rehabilitation Services	16.2	17.4	16.2	15.2	16.3	16.5	0.3
Nursing center division	11.1	12.4	11.1	12.3	11.7	11.6	0.5

Core EBITDAR margin by segment (a):
Kindred at Home:
Home health	15.3	17.3	16.7	13.8	15.8	14.1	(1.2)
Hospice	14.1	16.9	16.6	14.9	15.6	15.4	1.3
Kindred at Home	15.0	17.2	16.7	14.1	15.7	14.5	(0.5)
Hospital division	21.1	19.9	14.4	17.2	18.3	16.9	(4.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.9	29.7	29.3	29.0	29.2	29.1	0.2
RehabCare	5.9	6.8	4.8	2.9	5.1	5.3	(0.6)
Kindred Rehabilitation Services	16.2	17.4	16.2	15.2	16.3	16.5	0.3
Nursing center division	11.1	12.4	11.1	12.3	11.7	11.6	0.5
Consolidated	13.3	14.5	12.1	12.3	13.1	12.3	(1.0)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 13. During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2016 Quarters					First Quarter	First quarter % change v.
	First	Second	Third	Fourth	Year	2017	prior year
Kindred at Home:
Home Health:
Sites of service (at end of period)	384	384	395	390		379
Revenue mix %:
Medicare	79.8	79.3	78.1	77.9	78.8	76.7
Medicaid	2.1	2.1	2.5	1.9	2.1	1.7
Commercial and other	8.4	8.2	8.6	10.6	8.9	11.5
Commercial paid at episodic rates	9.7	10.4	10.8	9.6	10.2	10.1
Episodic revenues ($ 000s)	$325,821	$332,193	$332,562	$323,398	$1,313,974	$326,881	0.3
Total episodic admissions	71,426	70,212	69,219	67,501	278,358	73,270	2.6
Same-store total episodic admissions	65,485	64,326	63,529	62,132	255,472	68,278	4.3
Medicare episodic admissions	62,011	60,730	59,823	59,540	242,104	62,404	0.6
Total episodes	113,887	113,278	113,256	111,164	451,585	114,964	0.9
Episodes per admission	1.59	1.61	1.64	1.65	1.62	1.57	(1.3)
Revenue per episode	$2,861	$2,933	$2,936	$2,909	$2,910	$2,843	(0.6)
Hospice:
Sites of service (at end of period)	177	177	185	183		180
Admissions	13,234	13,149	12,916	12,660	51,959	13,649	3.1
Same-store admissions	12,387	12,365	12,104	11,946	48,802	12,870	3.9
Average length of stay	92	91	98	100	95	96	4.3
Patient days	1,183,908	1,238,584	1,277,125	1,246,152	4,945,769	1,193,061	0.8
Average daily census	13,010	13,611	13,882	13,545	13,513	13,256	1.9
Revenue per patient day	$149	$150	$148	$149	$149	$150	0.7
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$66,305	$68,229	$75,978	$74,875	$285,387	$74,095	11.7

Hospital division:
End of period data:
Number of transitional care hospitals	95	97	94	82		82
Number of licensed beds	7,089	7,067	6,890	6,107		6,107
Revenue mix %:
Medicare	57.8	55.5	54.6	53.5	55.5	52.8
Medicaid	4.2	4.2	4.0	4.5	4.2	3.9
Medicare Advantage	11.5	12.0	12.1	11.0	11.7	12.2
Medicaid Managed	5.6	6.3	7.3	8.0	6.7	9.1
Commercial insurance and other	20.9	22.0	22.0	23.0	21.9	22.0
Admissions:
Medicare	8,919	8,253	7,861	7,351	32,384	7,529	(15.6)
Medicaid	463	386	375	336	1,560	354	(23.5)
Medicare Advantage	1,453	1,382	1,327	1,210	5,372	1,354	(6.8)
Medicaid Managed	733	768	861	787	3,149	851	16.1
Commercial insurance and other	1,871	1,807	1,727	1,488	6,893	1,614	(13.7)

	13,439	12,596	12,151	11,172	49,358	11,702	(12.9)

Patient days:
Medicare	229,004	219,013	202,482	186,290	836,789	187,738	(18.0)
Medicaid	21,134	19,409	16,781	12,181	69,505	13,334	(36.9)
Medicare Advantage	45,760	47,697	43,241	37,526	174,224	41,020	(10.4)
Medicaid Managed	25,341	27,267	28,534	29,275	110,417	32,713	29.1
Commercial insurance and other	62,769	63,009	59,856	54,148	239,782	53,695	(14.5)

	384,008	376,395	350,894	319,420	1,430,717	328,500	(14.5)

Average length of stay:
Medicare	25.7	26.5	25.8	25.3	25.8	24.9	(3.1)
Medicaid	45.6	50.3	44.7	36.3	44.6	37.7	(17.3)
Medicare Advantage	31.5	34.5	32.6	31.0	32.4	30.3	(3.8)
Medicaid Managed	34.6	35.5	33.1	37.2	35.1	38.4	11.0
Commercial insurance and other	33.5	34.9	34.7	36.4	34.8	33.3	(0.6)
Weighted average	28.6	29.9	28.9	28.6	29.0	28.1	(1.7)
Revenues per admission:
Medicare	$41,717	$42,579	$39,945	$38,602	$40,800	$37,867	(9.2)
Medicaid	57,928	69,797	61,338	70,333	64,356	60,091	3.7
Medicare Advantage	51,080	55,105	52,363	48,387	51,826	48,555	(4.9)
Medicaid Managed	49,287	51,696	48,631	54,238	50,932	57,736	17.1
Commercial insurance and other	71,651	77,193	73,515	82,066	75,819	73,750	2.9
Weighted average	47,868	50,309	47,348	47,507	48,281	46,170	(3.5)
Revenues per patient day:
Medicare	$1,625	$1,605	$1,551	$1,523	$1,579	$1,519	(6.5)
Medicaid	1,269	1,388	1,371	1,940	1,444	1,595	25.7
Medicare Advantage	1,622	1,597	1,607	1,560	1,598	1,603	(1.2)
Medicaid Managed	1,426	1,456	1,467	1,458	1,453	1,502	5.3
Commercial insurance and other	2,136	2,214	2,121	2,255	2,180	2,217	3.8
Weighted average	1,675	1,684	1,640	1,662	1,666	1,645	(1.8)
Medicare case mix index (discharged patients only)	1.163	1.179	1.172	1.153	1.169	1.172	0.8
Average daily census	4,220	4,136	3,814	3,472	3,909	3,650	(13.5)
Occupancy %	68.0	67.5	61.6	64.1	65.1	67.6	(0.6)

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters					First Quarter	First quarter % change v.
	First	Second	Third	Fourth	Year	2017	prior year
Same-hospital data (a):
End of period data:
Number of transitional care hospitals	78	78	78	78		78
Number of licensed beds	5,960	5,960	5,960	5,960		5,960
Revenues	$563,201	$557,989	$508,608	$521,244	$2,151,042	$528,994	(6.1)
Revenue mix %:
Medicare	58.0	55.4	54.1	53.0	55.2	52.3
Medicaid	3.7	3.9	3.7	4.5	3.9	4.1
Medicare Advantage	11.3	11.7	12.3	11.0	11.6	12.1
Medicaid Managed	5.8	6.6	7.8	8.2	7.1	9.3
Commercial insurance and other	21.2	22.4	22.1	23.3	22.2	22.2
Admissions:
Medicare	7,802	7,209	6,882	7,132	29,025	7,319	(6.2)
Medicaid	395	342	343	336	1,416	354	(10.4)
Medicare Advantage	1,219	1,148	1,165	1,187	4,719	1,315	7.9
Medicaid Managed	632	702	792	787	2,913	849	34.3
Commercial insurance and other	1,567	1,528	1,462	1,456	6,013	1,566	(0.1)

	11,615	10,929	10,644	10,898	44,086	11,403	(1.8)

Patient days:
Medicare	200,004	190,955	177,079	180,794	748,832	182,442	(8.8)
Medicaid	14,670	13,547	12,085	12,175	52,477	13,587	(7.4)
Medicare Advantage	38,617	40,835	38,462	36,900	154,814	39,924	3.4
Medicaid Managed	22,421	24,893	26,698	29,284	103,296	32,701	45.8
Commercial insurance and other	53,613	53,821	51,772	53,391	212,597	52,473	(2.1)

	329,325	324,051	306,096	312,544	1,272,016	321,127	(2.5)

Average length of stay:
Medicare	25.6	26.5	25.7	25.3	25.8	24.9	(2.7)
Medicaid	37.1	39.6	35.2	36.2	37.1	38.4	3.5
Medicare Advantage	31.7	35.6	33.0	31.1	32.8	30.4	(4.1)
Medicaid Managed	35.5	35.5	33.7	37.2	35.5	38.5	8.5
Commercial insurance and other	34.2	35.2	35.4	36.7	35.4	33.5	(2.0)
Weighted average	28.4	29.7	28.8	28.7	28.9	28.2	(0.7)
Revenues per admission:
Medicare	$41,876	$42,883	$39,959	$38,720	$40,896	$37,829	(9.7)
Medicaid	53,232	62,945	54,765	70,288	59,996	61,194	15.0
Medicare Advantage	51,955	57,112	53,701	48,440	52,757	48,690	(6.3)
Medicaid Managed	51,511	52,419	50,027	54,286	52,076	57,871	12.3
Commercial insurance and other	76,305	81,779	77,047	83,278	79,565	74,905	(1.8)
Weighted average	48,489	51,056	47,784	47,829	48,792	46,391	(4.3)
Revenues per patient day:
Medicare	$1,634	$1,619	$1,553	$1,527	$1,585	$1,518	(7.1)
Medicaid	1,433	1,589	1,554	1,940	1,619	1,594	11.2
Medicare Advantage	1,640	1,606	1,627	1,558	1,608	1,604	(2.2)
Medicaid Managed	1,452	1,478	1,484	1,459	1,469	1,502	3.4
Commercial insurance and other	2,230	2,322	2,176	2,271	2,250	2,235	0.2
Weighted average	1,710	1,722	1,662	1,668	1,691	1,647	(3.7)
Average daily census	3,619	3,561	3,327	3,397	3,475	3,568	(1.4)

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio excluding four hospitals acquired during the second quarter of 2016. See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 16.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters					First Quarter	First quarter % change v.
	First	Second	Third	Fourth	Year	2017	prior year
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	19	19	19	19		19
Number of licensed beds	969	969	969	995		995
Discharges (a)	4,448	4,646	4,644	4,671	18,409	4,775	7.4
Same-hospital discharges (a)	4,295	4,535	4,546	4,538	17,914	4,393	2.3
Occupancy % (a)	70.6	70.6	68.8	66.5	69.1	71.4	1.1
Average length of stay (a)	13.2	12.9	12.7	12.6	12.8	12.8	(3.0)
Revenue per discharge (a)	$19,731	$19,318	$19,599	$19,486	$19,531	$20,097	1.9
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	104	105	104	102		101
LTAC hospitals	119	121	120	119		119
Sub-acute units	7	7	7	5		7
Outpatient units	139	138	139	132		129

	369	371	370	358		356

Revenue per site	$211,417	$215,798	$210,810	$220,733	$858,758	$227,100	7.4
RehabCare:
Sites of service (at end of period)	1,767	1,759	1,754	1,718		1,703
Revenue per site	$115,590	$111,470	$109,738	$111,460	$448,258	$117,458	1.6

Nursing center division:
End of period data:
Number of nursing centers	92	92	91	91		91
Number of licensed beds	11,815	11,815	11,568	11,568		11,568
Admissions (b)	9,815	9,480	9,698	9,409	38,402	9,787	(0.3)
Medicare average length of stay (b)	28.2	28.4	27.4	26.7	27.7	26.7	(5.3)
Patient days (b)	846,578	842,681	845,037	846,361	3,380,657	829,970	(2.0)
Revenues per patient day (b)	$322	$323	$320	$323	$322	$329	2.2
Average daily census (b)	9,303	9,260	9,185	9,200	9,237	9,222	(0.9)
Occupancy % (b)	77.3	76.7	77.5	77.9	77.4	78.1	1.0

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from this initiative, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures as a result of the Company’s continued review of its presentation of non-GAAP measures in response to the guidance issued by the SEC in May 2016. As updated, the Company’s core non-GAAP measures, including core net income attributable to Kindred, core EBITDAR, core diluted EPS, core operating cash flows and core free cash flows, no longer exclude (1) transaction, integration, research and development, and litigation contingency expenses that are not individually material, (2) non-restructuring related facility closing charges, and (3) non-executive or non-restructuring related severance, retirement and retention costs. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and rent, and believes that the presentation of EBITDAR is useful to the investors because creditors, securities analysts and investors use EBITDAR as a measure of earnings used to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, EBITDAR is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280—Segment Reporting.” In this context, the Company defines segment EBITDAR as earnings before interest, income taxes, depreciation, amortization, and rent, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

Non-GAAP Measures (Continued)

Core Operating Results: The Company calculates core operating results, including core net income attributable to Kindred, core EBITDAR and core diluted EPS, by excluding charges related to impairments, business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income attributable to Kindred, core EBITDAR and core diluted EPS as measures of operational performance that are meaningful to investors, and for the measurement of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from four hospitals acquired in 2016, 15 hospitals sold in 2016, three hospitals that closed during 2016, and two hospitals that closed during 2015. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income attributable to Kindred, and core EBITDAR, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the three months ended March 31, 2017 and 2016 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges, including the deferred tax valuation allowance for the three months ended March 31, 2017, was calculated using an effective income tax rate of 43.5% and 34.5% for the three months ended March 31, 2017 and 2016, respectively. The difference in the effective income tax rate compared to the same prior year period is primarily attributable to the deferred tax valuation allowance.

	Three months ended March 31,
	2017	2016
Reconciliation of income from continuing operations before charges:

As reported:
Income (loss) from continuing operations attributable to Kindred	($6,136)	$13,323
Diluted income (loss) per common share from continuing operations	($0.07)	$0.15
Weighted average diluted shares outstanding	87,085	87,249

Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($5,487)	($341)
Retention and severance costs	(8,548)	(924)
Transaction costs	(232)	(436)

	(14,267)	(1,701)
Lease termination costs (charged to rent restructuring charges)	(1,905)	(251)
Impairment charges	(1,157)	(7,788)
Research and development	—	(863)
Litigation contingency expense	—	(1,025)
Business interruption settlements	—	1,138
Gentiva transaction costs:
Professional and consulting fees	—	(1,048)
Severance and retention	—	(555)

	(17,329)	(12,093)
Income tax benefit	6,819	4,177
Deferred tax valuation allowance	716	—

Charges net of income taxes	(9,794)	(7,916)
Allocation to participating unvested restricted stockholders	—	117

Available to common stockholders	($9,794)	($7,799)

Diluted loss per common share related to charges	($0.11)	($0.09)
Weighted average diluted shares outstanding	87,744	87,249

Core:
Income from continuing operations attributable to Kindred before charges	$3,658	$21,239
Diluted earnings per common share from continuing operations before charges (a)	$0.04	$0.24
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	87,744	87,249

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	34.6%	32.2%
Impact of charges on effective income tax rate	-13.9%	-0.8%

Reported effective income tax rate	20.7%	31.4%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.1 million and $0.3 million for the three months ended March 31, 2017 and 2016, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

Home health revenues (excluding community care) for each historical period follows:

	2016 Quarters					First Quarter 2017	First quarter % change v. prior year
	First	Second	Third	Fourth	Year
Kindred	$363,730	$370,327	$373,980	$369,198	$1,477,235	$376,736	3.6
A reconciliation of reported revenues to same-hospital revenues for the Hospital Division for each historical period follows:
	2016 Quarters					First Quarter 2017	First quarter % change v. prior year
	First	Second	Third	Fourth	Year
Reported revenues	$643,299	$633,695	$575,323	$530,746	$2,383,063	$540,280	(16.0)
Hospitals acquired during 2016 (a)	—	(2,836)	(10,655)	(9,958)	(23,449)	(11,717)
Hospitals sold during 2016 (b)	(71,941)	(64,084)	(47,098)	732	(182,391)	449
Hospitals closed during 2016 (c)	(8,271)	(8,864)	(8,908)	(183)	(26,226)	(32)
Hospitals closed during 2015 (d)	114	78	(54)	(93)	45	14

Same-hospital revenues	$563,201	$557,989	$508,608	$521,244	$2,151,042	$528,994	(6.1)

(a)	Four hospitals acquired during the second quarter of 2016.
(b)	Three hospitals sold during the second quarter of 2016 and 12 hospitals sold during the fourth quarter of 2016.
(c)	Three hospitals closed during the third quarter of 2016.
(d)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2017
		Charges
	As reported	Impairment charges	Restructuring charges	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$63,750	$—	$—	$—	$—	$63,750
Hospice	27,581	—	—	—	—	27,581

	91,331	—	—	—	—	91,331

Hospital division	91,169	—	—	—	—	91,169
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	51,403	—	—	—	—	51,403
RehabCare	10,609	—	—	—	—	10,609

	62,012	—	—	—	—	62,012

Nursing center division	31,718	—	—	—	—	31,718
Support center	(58,391)	—	—	—	—	(58,391)
Impairment charges	(1,157)	1,157	—	—	1,157	—
Restructuring charges	(14,267)	—	14,267	—	14,267	—

EBITDAR	202,415	1,157	14,267	—	15,424	217,839
Rent	(95,612)	—	—	—	—	(95,612)
Restructuring charges - rent	(1,905)	—	1,905	—	1,905	—
Depreciation and amortization	(34,960)	—	—	—	—	(34,960)
Interest, net	(58,807)	—	—	—	—	(58,807)

Income from continuing operations before income taxes	11,131	1,157	16,172	—	17,329	28,460
Provision for income taxes	2,302	455	6,364	716	7,535	9,837

	8,829	$702	$9,808	$(716)	$9,794	18,623

Noncontrolling interests	(14,965)					(14,965)

Income (loss) attributable to Kindred	$(6,136)					$3,658

Diluted earnings (loss) per common share	$(0.07)					$0.04
Diluted shares used in computing earnings (loss) per common share	87,085					87,744

	Three months ended March 31, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$66,941	$(1,138)	$—	$—	$—	$—	$—	$(1,138)	$65,803
Hospice	24,866	—	—	—	—	—	—	—	24,866

	91,807	(1,138)	—	—	—	—	—	(1,138)	90,669

Hospital division	135,495	—	—	—	—	—	—	—	135,495
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	—	—	—	—	—	—	—	47,870
RehabCare	11,987	—	—	—	—	—	—	—	11,987

	59,857	—	—	—	—	—	—	—	59,857

Nursing center division	30,100	—	—	—	—	—	—	—	30,100
Support center	(70,808)	—	—	—	863	—	—	863	(69,945)
Litigation contingency expense	(1,910)	—	1,025	—	—	—	—	1,025	(885)
Impairment charges	(7,788)	—	—	7,788	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	1,701	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	1,603	1,603	(82)

EBITDAR	233,367	(1,138)	1,025	7,788	863	1,701	1,603	11,842	245,209
Rent	(97,517)	—	—	—	—	—	—	—	(97,517)
Restructuring charges - rent	(251)	—	—	—	—	251	—	251	—
Depreciation and amortization	(40,681)	—	—	—	—	—	—	—	(40,681)
Interest, net	(57,245)	—	—	—	—	—	—	—	(57,245)

Income from continuing operations before income taxes	37,673	(1,138)	1,025	7,788	863	1,952	1,603	12,093	49,766
Provision for income taxes	11,836	(393)	354	2,690	298	674	554	4,177	16,013

	25,837	$(745)	$671	$5,098	$565	$1,278	$1,049	$7,916	33,753

Noncontrolling interests	(12,514)								(12,514)

Income attributable to Kindred	$13,323								$21,239

Diluted earnings per common share	$0.15								$0.24
Diluted shares used in computing earnings per common share	87,249								87,249

(a)	During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$76,030	$(171)	$—	$—	$—	$—	$—	$—	$(171)	$75,859
Hospice	31,329	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	(171)	107,188

Hospital division	125,932	—	—	—	—	—	—	—	—	125,932
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,469	—	—	—	—	—	—	—	—	50,469
RehabCare	13,269	—	—	—	—	—	—	—	—	13,269

	63,738	—	—	—	—	—	—	—	—	63,738

Nursing center division	33,662	—	—	—	—	—	—	—	—	33,662
Support center	(66,804)	—	—	—	3,076	1,103	—	—	4,179	(62,625)
Litigation contingency expense	(930)	—	750	—	—	—	—	—	750	(180)
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	6,131	—
Restructuring charges	(4,346)	—	—	—	—	—	4,346	—	4,346	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	1,674	(172)

EBITDAR	250,634	(171)	750	6,131	3,076	1,103	4,346	1,674	16,909	267,543
Rent	(100,093)	—	—	—	—	—	—	—	—	(100,093)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	462	—
Depreciation and amortization	(40,257)	—	—	—	—	—	—	—	—	(40,257)
Interest, net	(57,559)	—	—	—	—	—	—	—	—	(57,559)

Income from continuing operations before income taxes	52,263	(171)	750	6,131	3,076	1,103	4,808	1,674	17,371	69,634
Provision for income taxes	17,882	(129)	(1,511)	4,633	2,324	833	(3,962)	1,265	3,453	21,335

	34,381	(42)	2,261	1,498	752	270	8,770	409	13,918	48,299
Noncontrolling interests	(13,522)	—	—	(1,016)	—	—	—	—	(1,016)	(14,538)

Income attributable to Kindred	$20,859	$(42)	$2,261	$482	$752	$270	$8,770	$409	$12,902	$33,761

Diluted earnings per common share	$0.23									$0.38
Diluted shares used in computing earnings per common share	87,500									87,500

	Three months ended September 30, 2016
		Charges
	As reported	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$75,073	$—	$—	$—	$—	$—	$—	$75,073
Hospice	31,326	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	106,399

Hospital division	82,752	—	—	—	—	—	—	82,752
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,470	—	—	—	—	—	—	49,470
RehabCare	9,248	—	—	—	—	—	—	9,248

	58,718	—	—	—	—	—	—	58,718

Nursing center division	29,922	—	—	—	—	—	—	29,922
Support center	(61,751)	—	3,288	—	—	—	3,288	(58,463)
Impairment charges	(324,289)	324,289	—	—	—	—	324,289	—
Restructuring charges	(22,813)	—	—	22,813	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	1,250	—	1,250	(1,732)

EBITDAR	(134,044)	324,289	3,288	22,813	1,250	—	351,640	217,596
Rent	(98,415)	—	—	—	272	—	272	(98,143)
Restructuring charges - rent	(58,650)	—	—	58,650	—	—	58,650	—
Depreciation and amortization	(40,382)	—	—	—	—	—	—	(40,382)
Interest, net	(58,052)	—	—	—	—	—	—	(58,052)

Income (loss) from continuing operations before income taxes	(389,543)	324,289	3,288	81,463	1,522	—	410,562	21,019
Provision for income taxes	281,752	58,278	1,156	28,650	535	(366,470)	(277,851)	3,901

	(671,295)	266,011	2,132	52,813	987	366,470	688,413	17,118
Noncontrolling interests	(14,305)	(288)	—	—	—	—	(288)	(14,593)

Income (loss) attributable to Kindred	$(685,600)	$265,723	$2,132	$52,813	$987	$366,470	$688,125	$2,525

Diluted earnings (loss) per common share	$(7.89)							$0.03
Diluted shares used in computing earnings (loss) per common share	86,869							87,529

(a)	During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2016
		Charges
	As reported	Business interruption settlements	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$61,487	$(302)	$—	$—	$—	$—	$—	$(302)	$61,185
Hospice	28,805	(1,137)	—	—	—	—	—	(1,137)	27,668

	90,292	(1,439)	—	—	—	—	—	(1,439)	88,853

Hospital division	91,892	(630)	—	—	—	—	—	(630)	91,262
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,314	—	—	—	—	—	—	—	49,314
RehabCare	5,578	—	—	—	—	—	—	—	5,578

	54,892	—	—	—	—	—	—	—	54,892

Nursing center division	33,658	—	—	—	—	—	—	—	33,658
Support center	(57,643)	—	—	4,293	—	—	—	4,293	(53,350)
Impairment charges	(4,351)	—	4,351	—	—	—	—	4,351	—
Restructuring charges	(16,923)	—	—	—	16,923	—	—	16,923	—
Transaction costs	(2,166)	—	—	—	—	1,779	—	1,779	(387)

EBITDAR	189,651	(2,069)	4,351	4,293	16,923	1,779	—	25,277	214,928
Rent	(94,509)	—	—	—	—	—	—	—	(94,509)
Restructuring charges - rent	(2,029)	—	—	—	2,029	—	—	2,029	—
Depreciation and amortization	(38,082)	—	—	—	—	—	—	—	(38,082)
Interest, net	(58,629)	—	—	—	—	—	—	—	(58,629)

Income (loss) from continuing operations before income taxes	(3,598)	(2,069)	4,351	4,293	18,952	1,779	—	27,306	23,708
Provision for income taxes	2,860	(1,718)	3,613	3,565	15,736	1,208	(22,002)	402	3,262

	(6,458)	$(351)	$738	$728	$3,216	$571	$22,002	$26,904	20,446

Noncontrolling interests	(13,261)								(13,261)

Income (loss) attributable to Kindred	$(19,719)								$7,185

Diluted earnings (loss) per common share	$(0.23)								$0.08
Diluted shares used in computing earnings (loss) per common share	86,904								87,641

	Year ended December 31, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$279,531	$(1,611)	$—	$—	$—	$—	$—	$—	$—	$(1,611)	$277,920
Hospice	116,326	(1,137)	—	—	—	—	—	—	—	(1,137)	115,189

	395,857	(2,748)	—	—	—	—	—	—	—	(2,748)	393,109

Hospital division	436,071	(630)	—	—	—	—	—	—	—	(630)	435,441
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	197,123	—	—	—	—	—	—	—	—	—	197,123
RehabCare	40,082	—	—	—	—	—	—	—	—	—	40,082

	237,205	—	—	—	—	—	—	—	—	—	237,205

Nursing center division	127,342	—	—	—	—	—	—	—	—	—	127,342
Support center	(257,006)	—	—	—	11,520	1,103	—	—	—	12,623	(244,383)
Litigation contingency expense	(2,840)	—	1,775	—	—	—	—	—	—	1,775	(1,065)
Impairment charges	(342,559)	—	—	342,559	—	—	—	—	—	342,559	—
Restructuring charges	(45,783)	—	—	—	—	—	45,783	—	—	45,783	—
Transaction costs	(8,679)	—	—	—	—	—	—	6,306	—	6,306	(2,373)

EBITDAR	539,608	(3,378)	1,775	342,559	11,520	1,103	45,783	6,306	—	405,668	945,276
Rent	(390,534)	—	—	—	—	—	—	272	—	272	(390,262)
Restructuring charges - rent	(61,392)	—	—	—	—	—	61,392	—	—	61,392	—
Depreciation and amortization	(159,402)	—	—	—	—	—	—	—	—	—	(159,402)
Interest, net	(231,485)	—	—	—	—	—	—	—	—	—	(231,485)

Income (loss) from continuing operations before income taxes	(303,205)	(3,378)	1,775	342,559	11,520	1,103	107,175	6,578	—	467,332	164,127
Provision for income taxes	314,330	(1,356)	(391)	69,806	4,624	443	43,017	2,510	(388,472)	(269,819)	44,511

	(617,535)	(2,022)	2,166	272,753	6,896	660	64,158	4,068	388,472	737,151	119,616
Noncontrolling interests	(53,602)	—	—	(1,304)	—	—	—	—	—	(1,304)	(54,906)

Income (loss) attributable to Kindred	$(671,137)	$(2,022)	$2,166	$271,449	$6,896	$660	$64,158	$4,068	$388,472	$735,847	$64,710

Diluted earnings (loss) per common share	$(7.73)										$0.72
Diluted shares used in computing earnings (loss) per common share	86,800										87,491

(a)	During the first quarter of 2017, the Company updated its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 13 for a discussion regarding the updated definitions. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports First Quarter 2017 Results

May 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

	Three months ended March 31,
	2017	2016
Reconciliation of net cash flows used in operating activities to core operating cash flows and core free cash flows:
Net cash flows used in operating activities	($92,638)	($130,340)
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows used in operating activities:
Transaction, severance, research and development, and retention	6,986	4,841
Business interruption settlements	(1,993)	(1,138)
Lease termination fees - restructuring	1,998	—
Capitalized lender fees related to debt amendment	5,403	—
Litigation	8,536	127,669

	20,930	131,372

Net cash flows provided by (used in) operating activities excluding certain items before income tax benefit of certain payments	(71,708)	1,032
Benefit of reduced income tax payments resulting from certain payments (a)	—	—

Net cash flows provided by (used in) operating activities excluding certain items (core operating cash flows)	(71,708)	1,032
Less routine capital expenditures	(11,941)	(18,106)
Less distributions to noncontrolling interests	(25,801)	(16,315)

Free cash flows excluding certain items (core free cash flows)	($109,450)	($33,389)

(a)	No tax deposits were due in first quarter of 2017 or 2016.